UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 10, 2010

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2010, Westinghouse Air Brake Technologies Corporation (the “Company”) announced the following management appointments, effective immediately: Raymond T. Betler has been named Chief Operating Officer; Alvaro Garcia-Tunon has been named Executive Vice President, Chief Financial Officer and Secretary; Charles F. Kovac has been named Senior Vice President of the Freight Products Group; and Richard A. Mathes has been named Vice President of Strategic Planning.

Mr. Betler, 55, joined the Company in 2008 and has been serving as Vice President, Group Executive of the Company’s Transit Group. Prior to joining the Company, Mr. Betler served in various positions of increasing responsibility at Bombardier Transportation since 1979. Most recently, Mr. Betler served as President, Total Transit Systems from 2004 until 2008 and before that as President, London Underground Projects from 2002 to 2004. With more than 30 years of experience in the transit industry, his knowledge of the business and the Company’s customer base has served the Company well. In his new role, he has responsibility for all of the Company’s operations, as well as international sales, global sourcing and the Wabtec Performance System.

Mr. Garcia-Tunon, 58, joined the Company in 1995 and has been serving as Senior Vice President, Chief Financial Officer and Secretary since 2003. Throughout his career at the Company, he has held positions of increasing responsibility, including Corporate Development, Controller and Treasurer, and has played an integral role in the Company’s growth. Mr. Garcia-Tunon was Senior Vice President, Finance of the Company from November 1999 until March 2003 and Treasurer of the Company from August 1995 until November 1999.

Mr. Kovac, 54, joined the Company in 2007 and has been serving as a Vice President, Group Executive in the Company’s Freight Group. He has been instrumental in several of the Company’s key growth initiatives, and now has responsibility for all of the company’s freight rail divisions. Prior to joining the Company, Mr. Kovac served as General Manager of the Global Floor Care/Specialty Motors Division of AMETEK, Inc. since 2003. Prior to joining AMETEK, Inc., Mr. Kovac was Chief Operating Officer of The Teleios Group, LLC from 1999 to 2003.

Mr. Mathes, 56, joined the Company in 2008 and has been serving as a Vice President, Group Executive. Prior to joining the Company, Mr. Mathes was CEO of Standard Car Truck (“SCT”) from 1995 to 2008, having rejoined SCT in 1989 as President. Mr. Mathes had previously been in sales and marketing with SCT from 1979 through 1984 before leaving to pursue other opportunities in the rail industry. He began his 36-year career in the transportation industry in 1972 with the Missouri Pacific Railroad in St. Louis, MO.

The Company issued a press release reporting these appointments and a copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated December 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/S/ ALVARO GARCIA-TUNON
Alvaro Garcia-Tunon
Executive Vice President, Chief Financial Officer and Secretary

Date: December 14, 2010

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated December 10, 2010	Filed herewith.